UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	March 26, 2010
(Date of earliest event reported)	(March 23, 2010)

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously disclosed in the Multimedia Games, Inc. (the “Company”) Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2010, on March 14, 2010, the Company amended Article Three of the Company’s bylaws in order to create the position of Vice Chairman of the Company’s Board of Directors and appointed director Stephen J. Greathouse to serve as Vice Chairman of the Board of Directors until his successor is duly appointed.

On March 23, 2010, the Compensation Committee recommended and our full Board of Directors approved a plan to compensate the Vice Chairman of the Board of Directors with an annual retainer of $37,500 per year for serving as Vice Chairman of the Board of Directors.  Such annual retainer for the Vice Chairman is in addition to the standard retainer for members of the Board of Directors of $37,500 per year, for a total of $75,000 per year, paid quarterly.

As previously disclosed on March 15, 2010, on March 12, 2010, the Board of Directors formed a special committee of independent directors consisting of Stephen J. Greathouse (Chair), Neil E. Jenkins, and Justin A. Orlando which will consider strategic alternatives available to the Company (the “Special Committee”).  On March 23, 2010, the Compensation Committee recommended and our full Board of Directors approved a compensation plan for members of the Special Committee.  The Chairman of the Special Committee will receive an additional $15,000 per year for serving as its Chairman and each Special Committee member will receive $400 for each Special Committee meeting attended in person and $200 for each Special Committee meeting attended by telephone.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K, as filed with the Commission on March 11, 2010, the Board of Directors previously approved, subject to shareholder approval, the Multimedia Games, Inc. Consolidated Equity Incentive Plan (the “Plan”), which, among other things, (i) simplifies the administration of the 2000 Stock Option Plan, the 2001 Stock Option Plan, the 2002 Stock Option Plan, the 2003 Outside Director Stock Option Plan, and the 2008 Employment Inducement Award Plan (collectively, the “Prior Plans”) by combining the share reserves of the Prior Plans that remain available for issuance and rolling those shares forward to the Plan and (ii) provides a means whereby employees, officers, directors and consultants of the Company may be given an opportunity to acquire shares of common stock of the Company.  As previously disclosed on March 11, 2010, on March 10, 2010, the Board of Directors of the Company approved certain amendments to the Plan in order to (i) eliminate the administrator's ability to implement an Exchange Program, (ii) add a provision to expressly prohibit repricing of any awards without prior approval of the Company's shareholders, (iii) limit the term or the life of the Amended Plan to two years from the date it is approved by the Company's shareholders and (iv) prohibit the granting of full value awards without prior approval of the Company’s shareholders during such two year period.  At the Company’s annual meeting of shareholders held on March 23, 2010 (the “Annual Meeting”), the Company’s shareholders approved the Plan, as amended.

The foregoing description of the Plan is only a summary and is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held at the Company’s offices located at 206 Wild Basin Road South, Austin, Texas 78746. As of the Record Date of January 22, 2010, there were 27,310,795 shares of our common stock outstanding and entitled to notice of and to vote at the Annual Meeting.

Proposal One – Election of Directors

At the Annual Meeting, shareholders approved the election of Michael J. Maples, Sr., Stephen J. Greathouse, Neil E. Jenkins, Justin A. Orlando, Robert D. Repass, Anthony M. Sanfilippo, and Timothy S. Stanley to serve for the ensuing year and until their respective successors are elected.

	For	Against	Abstain	Broker non-votes

Michael J. Maples, Sr.	18,883,152	383,188	2,916	5,318,339

Stephen J. Greathouse	18,940,483	325,918	2,855	5,318,339

Neil E. Jenkins	18,622,071	644,330	2,855	5,318,339

Justin A. Orlando	17,887,080	1,379,310	2,866	5,318,339

Robert D. Repass	18,865,354	401,047	2,855	5,318,339

Anthony M. Sanfilippo	18,957,781	308,620	2,855	5,318,339

Timothy S. Stanley	18,805,391	460,999	2,866	5,318,339

Proposal Two – Approval of Consolidated Equity Incentive Plan

At the Annual Meeting, shareholders approved the Plan.

For	Against	Abstain	Broker non-votes

16,176,197	3,082,767	10,292	5,318,339

Proposal Three – Ratification of Independent Registered Public Accountants for Fiscal Year 2010

At the Annual Meeting, shareholders ratified the appointment of BDO Seidman, LLP to serve as the Company’s independent registered public accountants for its 2010 fiscal year.

For	Against	Abstain	Broker non-votes

23,459,859	1,122,953	4,783	0

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit No.	Description
10.1	Multimedia Games, Inc. Consolidated Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: March 26, 2010	By:	/s/ Uri L. Clinton
Uri L. Clinton
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Multimedia Games, Inc. Consolidated Equity Incentive Plan